SUPERTEX, INC.                                                                            NEWS RELEASE

FOR IMMEDIATE RELEASE                                                  Corporate Headquarters:
                       Dr. Henry Pao
                       President & CEO
                       408/222-8888

Supertex Reports Second Fiscal Quarter Results

Sunnyvale, CA (October 24, 2006) - Supertex, Inc. (NASDAQ GS: SUPX) today reported financial results for the second fiscal quarter ended September 30, 2006. Net sales were $26,521,000, a 31% increase over the $20,226,000 the same quarter last year and an 8% increase from the prior quarter of $24,565,000. On a GAAP basis, net income in the second fiscal quarter, including employee stock-based compensation of $651,000, was $5,996,000 or $0.43 per diluted share, as compared with $4,247,000 or $0.31 per diluted share without employee compensation for the same quarter of last fiscal year.

For the first six months of fiscal 2007, net sales were $51,086,000 compared to $36,219,000 in the same period of the prior fiscal year, an increase of 41%. On a GAAP basis, net income in the first six months of fiscal 2007, including employee stock-based compensation of $1,299,000 was $10,912,000 or 54% higher than the net income without employee stock-based compensation of $7,066,000 in the same period of last fiscal year.

Non-GAAP net income in the second fiscal quarter, excluding employee stock-based compensation of $651,000, resulting from the application of Financial Accounting Standard 123R (FAS 123R), was $6,678,000 or $0.48 per diluted share, compared with the non-GAAP net income of $5,516,000, or $0.39 per diluted share in the prior quarter, and $4,247,000, or $0.31 per diluted share for the same quarter of the last fiscal year. For the first fiscal half, non-GAAP net income, excluding employee stock-based compensation of $1,299,000, was $12,194,000 or $0.87 per diluted share compared to $7,066,000 or $0.53 per diluted share in the first half of the last fiscal year.

During the first quarter of fiscal 2007, the Company implemented FAS 123R, “Share-Based Payment”, which requires companies to record estimated costs of all forms of employee stock-based compensation, including stock options and employee stock purchase plans, in their income statements. For Supertex, the total amount of employee stock-based compensation for the first and second quarters of fiscal 2007 included on a GAAP basis under FAS 123R was $648,000 and $651,000, respectively. Under FAS 123R calculations, the number of diluted shares decreased by 44,000 in the second fiscal quarter.

Dr. Henry C. Pao, President & CEO commented, “We had another excellent quarter, the third consecutive record sales quarter, growing the top line by 8% sequentially to $26.5 million and improving gross margin by 1% to 61% and operating margin by 4.5% to 32.9%. Our medical ultrasound and imaging market segments grew sequentially 17% and 12%, respectively. Through our increased sales and highly leveraged operating model, our diluted earnings per share increased $0.08 to $0.43 per share sequentially. Research and development spending was $3.7 million, approximately $0.3 million less than the first fiscal quarter, because it was partially offset by customer-funded projects during the quarter. Cash and short-term investment balances grew $1.4 million to $123 million compared to the first fiscal quarter despite a tax payment of $5.4 million and repurchase of over $1.1 million worth of stock on the open market during the quarter.”

Dr. Pao added, “We are encouraged by the improvements in our core market segments. In the imaging space, our baseline business for cell phone EL keypad backlighting chips continues to be strong. We are penetrating new customers and are actively designing new products in response to our key customers’ future requirements. The medical ultrasound market remains strong as our customers are trying to fulfill their customers’ orders by year-end. Several of our new products have gone into volume production and are currently ramping up, which may mitigate the usual seasonal slowdown in the quarter. We have made good progress in the LED backlighting LCD-TV market with customer design-wins that we expect to have a meaningful impact to our sales beginning in our next fiscal year, or possibly sooner - depending on how quickly our customers can ramp up to volume production. The LED drivers for automotive applications could see production volume next fiscal year as we received a conditional certification of TS16949 last month and expect full certification by year-end. At this point, we expect our third fiscal quarter to see flat to modest sequential sales growth and for the whole fiscal year, above 30% in sales growth. We expect to exceed the targets of our business plan model for this fiscal year.”

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates". Examples of forward-looking statements include statements concerning our expected sales during the third quarter and fiscal year, and in particular markets such as the medical ultrasound market, the LED backlighting LCD-TV market, and LED drivers for automotive applications; our expectation that our LED drivers for our automotive application will certify by year end; our expectation that we expect our third fiscal quarter to see flat to modest sequential sales growth and for the whole fiscal year, above 30% in sales growth; and our expectation that we will exceed the targets of our business plan model for this fiscal year. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we are successful in our R&D efforts, and whether we encounter production issues in device manufacturing or moving new products from engineering into production or we incur unexpected operating expenses; and whether there are any unanticipated glitches in the certification process of our LED drivers for automotive applications as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on October 24, 2006, following the earnings release. President and CEO, Dr. Henry C. Pao, VP of Marketing, Ahmed Masood, VP, Finance & CFO, Phil Kagel, will present an overview of the second fiscal quarter financial results, discuss current business conditions, and then respond to questions.

The call is available live to any interested party by dialing 866-200-5830 (domestic) or 646-216-7221 (toll, international) before the scheduled start time, and enter PIN number 780264#. A recorded replay will be available immediately following the call until 11:59 P.M. EDT, November 21, 2006 at 866-206-0173 (domestic) or 732-694-1571 (toll, international). The PIN number for the replay is 189253#.

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the telecommunication, networking systems, flat panel display, medical and industrial electronics industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results.  Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures are intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our non-GAAP financial measures reflect adjustments based on employee stock-based compensation.  Our cost of sales and operating expenses include employee stock-based compensation related to adoption of FAS 123R - Accounting for Stock Based Compensation.  We believe it is useful to highlight the effect of this employee stock-based compensation expense because, in compliance with our historical practices under previously applicable accounting principles, we have not historically expensed our employee stock-based compensation.  However, employee stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the sales earned during the period and will contribute to our future sales generation. Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)

September 30, 2006	April 1, 2006
                                                                                                                                                                                   (in thousands)
ASSETS
Cash and cash equivalents	$20,859	$27,654
Short term investments	102,446	82,992
Accounts receivable, net	16,133	14,824
Inventories	12,813	12,543
Deferred income taxes	7,781	7,781
Other current assets	1,811	1,358
Total current assets	161,843	147,152
Property, plant and equipment	8,670	8,048
Other assets	144	141
Deferred income taxes	792	792
TOTAL ASSETS	$171,449	$156,133

LIABILITIES
Trade accounts payable	$4,460	$3,725
Accrued salaries, wages and employee benefits	10,614	11,227
Other accrued liabilities	1,404	1,498
Deferred revenue	4,630	3,566
Income taxes payable	3,090	2,693
Total current liabilities	24,198	22,709

SHAREHOLDERS' EQUITY
Common stock	50,594	46,692
Retained earnings	96,657	86,732
Total shareholders' equity	147,251	133,424
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$171,449	$156,133

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)

                                                   Three Months Ended                         Six Months Ended
                                                            (in thousands, except per share amounts)
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Net sales	$26,521	$20,226	$51,086	$36,219
Cost of sales(1)	10,305	8,844	20,142	15,650
Gross profit	16,216	11,382	30,944	20,569
Research and development(1)	3,658	2,598	7,607	5,357
Selling, general and administrative(1)	3,826	3,248	7,629	6,436
Income from operations	8,732	5,536	15,708	8,776
Interest and other income, net	968	702	2,256	1,608
Income before income taxes	9,700	6,238	17,964	10,384
Provision for income taxes	3,704	1,991	7,052	3,318
Net income	$5,996	$4,247	$10,912	$7,066
Net income per share
Basic	$0.44	$0.32	$0.80	$0.54
Diluted	$0.43	$0.31	$0.78	$0.53
Shares used in per share computation
Basic	13,671	13,180	13,658	13,129
Diluted	13,989	13,628	14,000	13,422

(1) Includes amortization of employee stock-based compensation as follows:

Cost of sales	$92	$-	$157	$-
Research and development	$396	$-	$783	$-
Selling, general and administrative	$163	$-	$359	$-

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)
                                                       Three Months Ended                 Six Months Ended
                                                             (in thousands, except per share amounts)
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
GAAP net income	$5,996	$4,247	$10,912	$7,066
Adjustment for stock-based compensation included in:
Cost of sales	92		157
Research and development	396		783
Selling, general and administrative	163		359
Subtotal	651	-	1,299	-
Tax effect of stock-based compensation	31	-	(17)	-
Non-GAAP net income excluding employee stock-based compensation	$6,678	$4,247	$12,194	$7,066

Non-GAAP net income per share:
Basic	0.49	0.32	0.89	0.54
Diluted	0.48	0.31	0.87	0.53

Non-GAAP shares used in computing non-GAAP net income per share:
Basic	13,671	13,180	13,658	13,129
Diluted(1)	14,033	13,628	14,056	13,422

(1) Including 43,761 shares and 56,055 shares for the three and six months period ended September, 2006, respectively. To conform diluted outstanding shares calculated under FAS123R to diluted shares calculated under prior accounting standards.

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP
INCOME PER SHARE
(unaudited)
                                                     Three Months Ended                   Six Months Ended
                                                            (in thousands, except per share amounts)
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Non-GAAP shares used in computing non-GAAP net income per diluted share:	14,033	13,628	14,056	13,422

DILUTED:
GAAP net income per share	$0.43	$0.31	$0.78	$0.53
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock based compensation effects included in:
Cost of sales	0.01	-	0.01	-
Research and development	0.03	-	0.06	-
Selling, general and administrative	0.01	-	0.03	-
Provision for income taxes	0.00	-	(0.01)	-
Non-GAAP net income per share excluding employee stock-based compensation	$0.48	$0.31	$0.87	$0.53

(1) Including 43,761 shares and 56,055 shares for the three and six months period ended September, 2006, respectively. To conform diluted outstanding shares calculated under FAS123R to diluted shares calculated under prior accounting standards.